Exhibit 99.1

Soluna Expands Long-Term Partnership with Compass Mining

Expands into Project Dorothy 2, Totaling 13 MW

ALBANY, NY, June 24, 2025 – Soluna Holdings, Inc. (“Soluna” or the “Company”), (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including Bitcoin mining and AI, today announced the renewal and expansion of its long-standing partnership with Compass Mining.

The expanded agreement includes a contract renewal at Soluna’s Project Dorothy 1 site and a major expansion into its adjacent site, Project Dorothy 2, marking a total deployment of approximately 13 megawatts (MW) of computing capacity across the two locations.

Compass Mining has been a valued partner since its first deployment at Project Dorothy 1 in 2023, later transitioning to Project Sophie. With today’s announcement, Compass Mining will renew its existing buildings. It will also expand into Project Dorothy 2, Soluna’s next-generation site, with an additional 8 MW, bringing its total footprint to approximately 13 MW across the Dorothy campus. With this expansion, Project Dorothy 2, Phase 1, is now full.

“Compass Mining was one of the first to bet on us. Years later, they’re still betting on Soluna and scaling with us,” said John Belizaire, CEO of Soluna. “This renewal and expansion is a testament to our Relentless Stewardship and the trust we build with every customer. We don’t just host. We grow with you.”

“Soluna has been a highly reliable partner since Project Dorothy 1, and we’re excited to deepen that relationship,” said Paul Gosker, CEO of Compass Mining. “This expansion, which lets us staff and operate the new capacity ourselves, aligns perfectly with our strategy to deliver a best-in-class experience for our customers.”

Project Dorothy, named after computing pioneer Dorothy Vaughan, is Soluna’s flagship site, strategically located in West Texas to consume excess wind energy.

For more information, visit www.solunacomputing.com

Soluna’s glossary of terms can be found here.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident” and similar statements. Other examples of forward-looking statements may include, but are not limited to, statements of Soluna’s plans and objectives, including with respect to Project Dorothy and our expectations with respect to the amount of renewable energy capacity Project Dorothy will deliver. Soluna may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (“SEC”), in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of the press release, and Soluna Holdings, Inc. undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

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Soluna regularly posts important information on its website and encourages investors and potential investors to consult the Soluna investor relations and investor resources sections of its website regularly.

About Compass Mining

Compass Mining is a customer-first company that provides a platform for individuals and businesses to purchase Bitcoin mining hardware, host machines, build and manage mining facilities, and access a range of ancillary services. With a commitment to exceptional customer support and transparency, Compass Mining sets the benchmark for Bitcoin-mining hosting. Its mission is to make Bitcoin mining accessible to everyone. To learn more about Compass Mining or to start mining today, visit compassmining.io.

Contact Information

Public Relations

West of Fairfax for Soluna

Soluna@westof.co